As filed with the Securities and Exchange Commission on October 27, 2004

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VERITAS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	77-0507675 (I.R.S. Employer Identification No.)

350 Ellis Street
Mountain View, California 94043
(Address of Principal Executive Offices, including Zip Code)

2003 Stock Incentive Plan
2002 Employee Stock Purchase Plan
2002 International Employee Stock Purchase Plan
(Full title of the plans)

Gary L. Bloom
Chairman of the Board, President and Chief Executive Officer
VERITAS Software Corporation
350 Ellis Street
Mountain View, California 94043
(650) 527-8000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
William H. Hinman, Jr.
Simpson Thacher & Bartlett LLP
3330 Hillview Avenue
Palo Alto, California 94304
(650) 251-5000

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
	to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered (1)	Registered (2)	Share (5)	Price (5)	Registration Fee
Common Stock, $0.001 par value	18,000,000 (3)	$21.37	$384,660,000.00	$48,736.43
Common Stock, $0.001 par value	600,000 (4)	$18.16	$10,896,100.00	$1,380.53
TOTAL				$50,116.96

(1) The securities being registered include options and rights to acquire common stock.

(2) This registration statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2003 Stock Incentive Plan, 2002 Employee Stock Purchase Plan and 2002 International Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(3) Represents shares of restricted stock and shares reserved for issuance upon exercise of options or rights to acquire common stock granted or to be granted under the Registrant’s 2003 Stock Incentive Plan.

(4) Represents shares reserved for issuance upon the exercise of purchase rights that may be granted under the Registrant’s 2002 Employee Stock Purchase Plan and 2002 International Employee Stock Purchase Plan.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on The NASDAQ National Market on October 21, 2004, which average was $21.37. In the case of the 2002 Employee Stock Purchase Plan and 2002 International Employee Stock Purchase Plan, this amount is multiplied by 85% in order to reflect the discount applicable to purchases made under such plans.

Part II. Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 5.01
EXHIBIT 23.02

Explanatory Note

VERITAS Software Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 to register (i) 18,000,000 shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), issuable under the Registrant’s amended and restated 2003 Stock Incentive Plan, which amendment and restatement was approved by the Registrant’s stockholders on August 25, 2004, and (ii) 600,000 shares of Common Stock issuable under the Registrant’s 2002 Employee Stock Purchase Plan and 2002 International Employee Stock Purchase Plan pursuant to the provisions of such plans providing for an automatic increase in the number of shares reserved for issuance under such plans effective on January 1, 2004.

Part II. Information Required in the Registration Statement.

The contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2002 (File No. 333-89252) and May 30, 2003 (File No. 333-105670) are incorporated by reference herein.

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2003, filed with the Commission on June 14, 2004.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2003.

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-26247), filed with the Commission under Section 12(g) of the Exchange Act on June 2, 1999, as amended by the Registrant’s Registration Statement on Form 8-A/A filed on June 14, 1999.

(d)	The description of the Registrant’s Rights Agreement contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-26247), filed with the Commission under Section 12(g) of the Exchange Act on June 30, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	VERITAS Software Corporation 2003 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 31, 2004)

4.2	VERITAS Software Corporation 2002 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.01 of the Registrant’s Registration Statement on Form S-8 (File No. 333-89252) filed with the Commission on May 28, 2002)

4.3	VERITAS Software Corporation 2002 International Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.02 of the Registrant’s Registration Statement on Form S-8 (File No. 333-89252) filed with the Commission on May 28, 2002)

4.4	Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Form 8-A filed with the Commission on June 2, 1999)

4.5	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.02 of the Form 8-A filed with the Commission on June 2, 1999)

4.6	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 (File No. 333-38460) filed with the Commission on June 2, 2000)

4.7	Registrant’s Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.04 of the Registrant’s Registration Statement on Form S-4 (File No. 333-41318) filed with the Commission on September 28, 2000)

5.01	Opinion of Simpson Thacher & Bartlett LLP

23.01	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see the Signature Page to this Registration Statement on Form S-8)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on the 26th day of October, 2004.

VERITAS SOFTWARE CORPORATION
By:	/s/ Edwin J. Gillis
	Name:	Edwin J. Gillis
	Title:	Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary L. Bloom, Edwin J. Gillis and John F. Brigden, and each or any one of them, his or her true and lawful attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ Gary L. Bloom Gary L. Bloom	Chairman of the Board, President and Chief Executive Officer	October 26, 2004

Principal Financial and Principal Accounting Officer:

/s/ Edwin J. Gillis Edwin J. Gillis	Executive Vice President, Finance and Chief Financial Officer	October 26, 2004

Additional Directors:

/s/ Geoffrey W. Squire Geoffrey W. Squire	Vice Chairman of the Board	October 26, 2004

/s/ Michael Brown Michael Brown	Director	October 26, 2004

/s/ Kurt J. Lauk Kurt J. Lauk	Director	October 26, 2004

/s/ William Pade William Pade	Director	October 26, 2004

/s/ David J. Roux David J. Roux	Director	October 26, 2004

/s/ Carolyn M. Ticknor Carolyn M. Ticknor	Director	October 26, 2004

/s/ V. Paul Unruh V. Paul Unruh	Director	October 26, 2004

Exhibit Index

4.1	VERITAS Software Corporation 2003 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 31, 2004)

4.2	VERITAS Software Corporation 2002 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.01 of the Registrant’s Registration Statement on Form S-8 (File No. 333-89252) filed with the Commission on May 28, 2002)

4.3	VERITAS Software Corporation 2002 International Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.02 of the Registrant’s Registration Statement on Form S-8 (File No. 333-89252) filed with the Commission on May 28, 2002)

4.4	Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Form 8-A filed with the Commission on June 2, 1999)

4.5	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.02 of the Form 8-A filed with the Commission on June 2, 1999)

4.6	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 (File No. 333-38460) filed with the Commission on June 2, 2000)

4.7	Registrant’s Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.04 of the Registrant’s Registration Statement on Form S-4 (File No. 333-41318) filed with the Commission on September 28, 2000)

5.01	Opinion of Simpson Thacher & Bartlett LLP

23.01	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see the Signature Page to this Registration Statement on Form S-8)